Exhibit 99.1

                       Crossroads Systems Reports Fourth
                     Quarter, Fiscal 2005 Full Year Results


    AUSTIN, Texas--(BUSINESS WIRE)--Nov. 22, 2005--Crossroads Systems, Inc. (Nasdaq:CRDS), a leading provider of business information assurance solutions for secure storage and data management, today reported results for its fiscal fourth quarter (Q4'05) and fiscal year that ended October 31, 2005.

    Fiscal Fourth Quarter 2005

    Revenue totaled $5.0M for Q4'05 compared to $5.8M in the fiscal third quarter ended July 31, 2005 (Q3'05). Gross margin percentage was 69% for Q4'05, compared to 76% for Q3'05. Net loss for Q4'05 was $0.8M, or $0.3 cents per share, compared to $0.5M net loss, or $0.2 cents per share in Q3'05.

    Fiscal Year 2005

    Total revenue for fiscal year 2005 (FY'05) was $19.7 million, compared with $26.0 million for fiscal year 2004 (FY'04). Gross profit for FY'05 was $13.8 million compared with $18.1 million for FY'04. Net loss for FY'05 was $8.1 million, or $0.31 cents per share, compared with $6.4 million net loss, or $0.25 cents per share, for FY'04.
    "Though we were disappointed by lower revenues, we believe we have made significant progress this past fiscal year in both growing our customer base as well as focusing on reducing our quarterly cash burn from $3.1 million in Q1 2005 to $247,000 in Q4 2005 by reducing overall headcount and by controlling our other administrative and operational costs," said Rob Sims, president and chief executive officer. "We continue to seek opportunities to add new customers and improve our financial performance. Along with a planned facilities move and consolidation of locations by April 2006, we are considering other cost cutting measures such as a voluntary deregistration and delisting of our common stock which we believe would reduce aggregate financial, operational and disclosure costs."

    Note Regarding FIN46R - Consolidation of Variable Interest
Entities

    In December 2003, Crossroads entered into a strategic relationship with NexQL Corporation, a development stage company, for the joint development of hardware accelerated data management solutions. FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51," and the revised interpretations, require consolidation by business enterprises of Variable Interest Entities, as defined by FIN 46. As a result, the operating results of NexQL were accounted for under the equity method in Q1'04, and the company began consolidating the statements of operations and cash flows of NexQL beginning May 1, 2004, such that the three and twelve months ended Q4'05 reflect the consolidated operations and cash flows of NexQL. The consolidation of NexQL had a direct impact on Crossroads' net loss for the three and twelve months ended Q4'05. Net operating expenses attributable to NexQL for Q4'05 was $0.4M, compared with $0.7M in Q3'05 and $2.8 million for FY'05, compared with $2.4 million for FY'04.

    Conference Call

    The conference call will be held at 3:30pm CST (4:30pm EST) November 22nd. Interested parties can listen to the call by dialing 866-459-7779 (or 678-460-1867 for international callers).
    An audio-only replay of the call will be available by November 25th for a limited time by calling 866-453-6660 (or 678-460-1688 for international callers) and using passcode 207529. An audio replay will be available for a limited time by visiting the Crossroads web site.

    About Crossroads Systems, Inc.

    With headquarters in Austin, Texas, Crossroads Systems (Nasdaq:CRDS) is a leading provider of business information assurance solutions for secure storage and data management. Crossroads' solutions serve the growing data storage, data management and information assurance markets, and are designed to help companies store, manage and ensure the security, validity and accessibility of their data. Crossroads' products are in solutions from companies such as EMC, HP, Quantum and SUN, and are distributed through partners such as ACAL, Bell Micro, DLT Solutions, Info-X, and Promark. Crossroads is a voting member of the Storage Networking Industry Association (SNIA). For more information about Crossroads Systems, please visit www.crossroads.com or call 800-643-7148.

    Forward-Looking Statements

    This release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "intend," "plan," "project," "will" and similar phrases as they relate to Crossroads are intended to identify such forward-looking statements. These statements reflect the current views and assumptions of Crossroads, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: the quarterly fluctuations of Crossroads' operating results and Crossroads' inability to accurately predict revenue and budget for expenses for future periods; the extent to which Crossroads can reduce its cash consumption and achieve positive cash flow; the company's ability to maintain its operating margins; the acceptance by our existing customers of any new family of products; the performance of NexQL with whom we are required to consolidate our financial statements; our ability to incorporate the assets of Teracruz that we acquired into our products and/or to develop new products based on Teracruz technology that achieve market acceptance; any general economic slowdown, including, in particular, related expense reductions by organizations affecting their IT spending and budget which could impact sales; the dependence of Crossroads' business on the storage area network market which has been declining and is unpredictable; unforeseen changes in anticipated expenses or revenues; the continuation of Crossroads' successful relationships with its limited number of OEM customers; Crossroads' inability to protect its intellectual property rights; our ability to retain the services of key employees; the effect of FAS 123R which will require us to include additional equity compensation expense, including that of NexQL in our financial results; our failure to maintain the listing of our stock on the Nasdaq National Market and/or to continue to file SEC reports; as well as other factors detailed in Crossroads' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on 10-Q. Crossroads expressly disclaims any obligation to release publicly any updates or revisions to the information contained in this press release or with respect to any future distribution of its stock by investors, or to update or revise any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.
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              CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                            (In Thousands)

                                                  July 31   October 31
                                                    2005       2005
                                                 ---------- ----------
                     ASSETS

Current assets:
 Cash, cash equivalents
  and short-term investments                       $19,974    $19,819
 Accounts receivable, net                            2,631      2,787
 Inventories, net                                    1,240        909
 Prepaids and other current assets                     811        522
                                                 ---------- ----------

  Total current assets                              24,656     24,037

Property and equipment, net                          2,023      1,844
Intangible, net                                        607        539
Other assets                                            23         66
                                                 ---------- ----------

  Total assets                                     $27,309    $26,486
                                                 ========== ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                     $391       $511
 Accrued expenses                                    2,245      2,179
 Accrued warranty costs                                278        211
 Deferred revenue                                    1,205      1,214
                                                 ---------- ----------

  Total current liabilities                          4,119      4,115

Stockholders' equity                                23,190     22,371
                                                 ---------- ----------

  Total liabilities and stockholders' equity       $27,309    $26,486
                                                 ========== ==========



              CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
           (In Thousands, Except Share and Per Share Data)

                      Three Months Ended        Fiscal Year Ended
                         October 31,               October 31,
                   ------------------------ --------------------------
                       2004        2005         2004         2005
                   ------------ ----------- ------------ -------------
Revenue:
 Product                $2,485      $2,493      $15,036        $9,997
 Royalty and other       4,117       2,477       10,993         9,696
                   ------------ ----------- ------------ -------------

  Total revenue          6,602       4,970       26,029        19,693

Cost of revenue:
 Product                 1,366       1,477        7,300         5,736
 Royalty and other         436          42          594           157
                   ------------ ----------- ------------ -------------

  Total cost
   of revenue            1,802       1,519        7,894         5,893
                   ------------ ----------- ------------ -------------

Gross profit             4,800       3,451       18,135        13,800
                   ------------ ----------- ------------ -------------

Operating
 expenses:
 Sales and
  marketing              1,058         486        4,461         2,623
 Research and
  development            3,893       2,721       13,671        14,034
 General and
  administrative         1,584       1,193        5,442         5,019
 NexQL research
  and development           --          --          721            --
 Business
  restructuring
  expense                 (119)         --         (306)          544
 Litigation
  settlement             1,000          --        1,000            --
 Non-controlling
  interest                  --          --           --            --
 Amortization of
  intangibles               --          67           --           269
                   ------------ ----------- ------------ -------------

  Total operating
   expenses              7,416       4,467       24,989        22,489
                   ------------ ----------- ------------ -------------

Loss from
 operations             (2,616)     (1,016)      (6,854)       (8,689)

Interest income            148         167          494           608
                   ------------ ----------- ------------ -------------

Net Loss               $(2,468)      $(849)     $(6,360)      $(8,081)
                   ============ =========== ============ =============

Basic and diluted
 net loss
 per share               (0.10)      (0.03)       (0.25)        (0.31)

Shares used
 in computing
basic and diluted
 net
 loss per share     25,437,968  26,517,002   25,225,009    26,192,844
                   ============ =========== ============ =============


    CONTACT: Crossroads Systems, Inc., Austin
             Valerie Savage, 512-928-6897 or 800-643-7148
             info@crossroads.com